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EXHIBIT 23.03

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements (Form S-8 Nos. 33-96384, 333-06065, 333-32301, 333-60343, 333-42840 and 333-91588) pertaining to the 1992 Stock Option Plan, 1995 Equity Incentive Plan and 1995 Directors' Stock Option Plan of Cellegy Pharmaceuticals, Inc., of our report dated February 13, 2003 (except for Note 13, as to which the date is March 24, 2004) with respect to the consolidated financial statements of Cellegy Pharmaceuticals, Inc. as of December 31, 2002 and for each of the two years in the period ended December 31, 2002, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/Ernst & Young LLP

Palo Alto, California
September 3, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS